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                                                                       Exhibit 5
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                                 June __, 1999



Security Capital U.S. Realty
25b, boulevard Royal
L-2449 Luxembourg

     Re:  2% Unsecured Senior Convertible Notes due 2003
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Ladies and Gentlemen:

     We have acted as counsel to Security Capital U.S. Realty, a Luxembourg corporation (the "Company"), in connection with the preparation of a registration statement on Form F-1 (the "Registration Statement") to register under the Securities Act of 1933, as amended (the "Act"), the resale of 2% Unsecured Senior Convertible Notes due 2003 (the "Notes") and the underlying shares of the Company having a par value of $4.00 per share ("Shares") into which the Notes are convertible and the American Depositary Shares listed on the New York Stock Exchange. The Notes have been issued under an indenture (the "Indenture") dated May 22, 1998 between the Company and State Street Bank and Trust Company, as trustee, as amended by a First Supplemental Indenture. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that the Notes have been duly authorized for issuance and have been duly executed, authenticated, issued and delivered, and constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (whether considered in a proceeding at law or in equity). It is also our opinion that the Shares issuable upon conversion of the Notes have been duly authorized for issuance and, upon issuance, will be fully paid and non-assessable.
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Security Capital U.S. Realty
June __, 1999
Page 2

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Arendt & Medernach under the captions "Legal Matters" and "Enforceability of Civil Liabilities".


                              Very truly yours,



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                              Arendt & Medernach